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                                                                   EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 dated July 19, 2000 pertaining to the Blair Corporation Employee Stock Purchase Plan and in the Registration Statement on Form S-8 dated July 19, 2000 pertaining to the Blair Corporation 2000 Omnibus Stock Plan of our report dated February 6, 2004, with respect to the consolidated financial statements and schedule of Blair Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2003.


                                                   /s/ Ernst & Young LLP

         Buffalo, New York
         March 12, 2004